FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

                                     CHARTER

IV. The Board of Directors shall consist of not less than 9 nor more than 21 members, provided however that the number of directors shall be increased to not less than 13 members within one year following the end of the calendar year in which the Corporation's admitted assets exceed [$500,000,000] $1.5 BILLION. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of the State of New York. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any company controlling, controlled by, or under common control with the Corporation and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company. The directors shall not be required to hold any shares of stock in the Corporation.

                  DECLARATION AND CERTIFICATE OF INCORPORATION

                                 AND CHARTER OF

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

                     UNDER SECTION 1201 OF THE INSURANCE LAW
                            OF THE STATE OF NEW YORK

         We, the undersigned, being natural persons each of whom is at least eighteen years of age and the majority of whom are citizens and residents of the United States and at least three of whom are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in paragraphs "1", "2", and "3" of
Section 1113(a) of the Insurance Law of the State of New York and the kinds of reinsurance authorized under Section 1114 of the Insurance Law of the State of New York and we do hereby certify that the following is the proposed Charter of the Corporation:

         I. The name of the Corporation is First Security Benefit Life Insurance and Annuity Company of New York.

         II. The principal office of the Corporation shall be located in the City of White Plains, County of Westchester and State of New York.

         III. The kinds of insurance business to be transacted by the Corporation shall be as follows:

                  (1) "Life Insurance" means every insurance upon the lives of human beings, and every insurance appertaining thereto, including, without limitation, the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York.

                  (2) "Annuities" means all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph (1) hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York.

                  (3) "Accident and Health Insurance" means (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to
                           Article IX of the Workers' Compensation Law of the State of New York, except as specified in item (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

                           "Reinsurance," meaning all kinds of reinsurance of the kinds of insurance permitted in paragraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York as authorized by Section 1114 of the Insurance Law of the State of New York.

         IV. The Board of Directors shall consist of not less than 9 nor more than 21 members, provided however that the number of directors shall be increased to not less than 13 members within one year following the end of the calendar year in which the Corporation's admitted assets exceed $500,000,000. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of the State of New York. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any company controlling, controlled by, or under common control with the Corporation and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company. The directors shall not be required to hold any shares of stock in the Corporation.

         V. The mode and manner in which the corporate powers of the Corporation shall be exercised are through a Board of Directors and through such officers and agents as said Board shall empower.

         VI. The following named persons shall be the first directors of the Corporation who shall serve until the first Annual Meeting of the Corporation:


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

                               BOARD OF DIRECTORS

NAME                                POST OFFICE
                                    RESIDENCE ADDRESS

Howard R. Fricke                    2326 Mayfair Place
                                    Topeka, Kansas 66611

Donald J. Schepker                  5939 SW 31st Terrace
                                    Topeka, Kansas 66614

Jeffrey B. Pantages                 6820 SW Dancaster Road
                                    Topeka, Kansas 66610

Roger K. Viola                      2833 Plass
                                    Topeka, Kansas 66611

John E. Hayes, Jr.                  1535 SW Pembroke Lane
                                    Topeka, Kansas 66604

T.                                  Gerald Lee 3618 SW Blue Inn Road Topeka,
                                    Kansas 66614

Katherine White                     1035 Fifth Avenue
                                    New York, New York 10028

Jane Boisseau                       130 Barrow Street, Apt. 406
                                    New York, New York 10014

Lee Laino                           50 East 78th Street
                                    New York, New York 10021

         VII. The Annual Meeting of the stockholders of the Corporation shall be held on the First Friday in April of each year (or if a legal holiday on the next business day), on such date and at such place and time as the Board of Directors shall by resolution prescribe in accordance with the Corporation's By-Laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next Annual Meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he or she has taken. Upon their election, the directors shall elect a Chairperson and such officers of the Corporation as provided for in the By-Laws which the Board of Directors shall have the power to take and amend.


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

         VIII. The duration of the corporate existence of the Corporation shall be perpetual.

         IX. The amount of the authorized capital of the Corporation shall be $2,000,000 and shall consist of 200,000 shares of Common Stock having a par value of $10.00 per share.

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

        HOWARD R. FRICKE            STATE OF KANSAS                    )
---------------------------------                                      ) ss.:
                                    COUNTY OF SHAWNEE                  )

                                    On the first day of September, 1994, before me personally came Howard R. Fricke to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                   DEBORAH D. PRYER
                                    --------------------------------------------
                                                    NOTARY PUBLIC

         T. GERALD LEE              STATE OF KANSAS                    )
---------------------------------                                      ) ss.:
                                    COUNTY OF SHAWNEE                  )

                                    On the second day of September, 1994, before me personally came T. Gerald Lee to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                 MARILYN P. SCHNEIDER
                                    --------------------------------------------
                                                    NOTARY PUBLIC

         JEFF PANTAGES              STATE OF KANSAS                    )
---------------------------------                                      ) ss.:
                                    COUNTY OF SHAWNEE                  )

                                    On the first day of September, 1994, before me personally came Jeff Pantages to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                 L. CHARMAINE LUCAS
                                    --------------------------------------------
                                                    NOTARY PUBLIC

        DONALD J. SCHEPKER          STATE OF KANSAS                    )
---------------------------------                                      ) ss.:
                                    COUNTY OF SHAWNEE                  )

                                    On the first day of September, 1994, before me personally came Donald J. Schepker to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                  DIANA L. FELDHAUSEN
                                    --------------------------------------------
                                                    NOTARY PUBLIC

         ROGER K. VIOLA             STATE OF KANSAS                    )
---------------------------------                                      ) ss.:
                                    COUNTY OF SHAWNEE                  )

                                    On the sixth day of September, 1994, before me personally came Roger K. Viola to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                 L. CHARMAINE LUCAS
                                    --------------------------------------------
                                                    NOTARY PUBLIC

        JOHN E. HAYES, JR.          STATE OF KANSAS                    )
---------------------------------                                      ) ss.:
                                    COUNTY OF SHAWNEE                  )

                                    On the first day of September, 1994, before me personally came John E. Hayes, Jr. to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                 L. CHARMAINE LUCAS
                                    --------------------------------------------
                                                    NOTARY PUBLIC

        KATHERINE P. WHITE          STATE OF NEW YORK                  )
---------------------------------                                      ) ss.:
                                    COUNTY OF NEW YORK                 )

                                    On the 31st day of August, 1994, before me personally came Katherine P. White to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                   SUSAN S. SANFORD
                                    --------------------------------------------
                                                    NOTARY PUBLIC

          LEE LAINO                 STATE OF NEW YORK                  )
---------------------------------                                      ) ss.:
                                    COUNTY OF NEW YORK                 )

                                    On the first day of September, 1994, before me personally came Lee Laino to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                  ROBERT J. WITTISH
                                    --------------------------------------------
                                                    NOTARY PUBLIC

         JANE BOISSEAU              STATE OF NEW YORK                  )
---------------------------------                                      ) ss.:
                                    COUNTY OF NEW YORK                 )

                                    On the 12th day of September, 1994, before me personally came Jane Boisseau to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that (s)he executed the same.


                                                    ALICIA HUGHES
                                    --------------------------------------------
                                                    NOTARY PUBLIC


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